CERTIFICATE OF LIMITED PARTNERSHIP

OF

KCI REAL PROPERTY LIMITED

1.    The name of the Limited Partnership is KCI Real Property Limited.

2.    The location of the Limited Partnership’s principal office where records are to be kept or made available is 8023 Vantage Drive, San Antonio, Texas 78230.

3.    The registered office of the Limited Partnership is 8023 Vantage Drive, San Antonio, Texas 78230. The registered agent at such address is Dennis E. Noll.

4.    The name and mailing and street address of the General Partner of the Limited Partnership is as follows:

KCI USA Real Holdings, L.L.C.
8023 Vantage Drive
San Antonio, Texas 78230

5.    The limited partnership is being formed pursuant to a Plan of Conversion under Section 2.15 of the Texas Revised Limited Partnership Act.

6.    The following information relates to the converting entity:

Name:                KCI Real Property Limited
Address:            8023 Vantage Drive, San Antonio, Texas 78230
Date of formation:        June 15, 1992
Prior form of organization:    Limited liability company
Jurisdiction of organization:    Texas

IN WITNESS WHEREOF, the undersigned has hereunto set his hand to this Certificate this 14th day of December, 2001.

GENERAL PARTNER:

KCI USA REAL HOLDINGS, L.L.C.

By:
Dennis E. Noll, Manager and Vice President